Notification of Availability of Meeting Materials

Important Notice Regarding the Availability of Meeting Materials for the Annual General Meeting (the “Meeting”) of Shareholders of Arbutus Biopharma Corporation (“Arbutus”)
to be held at 100-8900 Glenlyon Parkway, Burnaby, British Columbia on Wednesday, May 24, 2017 at 2:00 pm, Pacific Standard Time

You are receiving this notice to advise that the proxy materials for the above noted Meeting are available on the Internet. Arbutus has elected to use the notice-and-access mechanism for delivery of proxy materials for the Meeting. Under the notice-and-access mechanism, you will not receive a paper or email copy of the proxy materials for the Meeting unless you specifically make a request in accordance with the instructions below. The use of notice-and-access directly benefits Arbutus through a reduction in postage and material costs and is also more environmentally friendly because it helps to reduce paper usage. Follow the instructions below to view the proxy materials for the Meeting on the Internet. This communication is not a form for voting and presents only an overview of the more complete proxy materials for the Meeting that are available to you on the Internet.

- How to Access the Proxy Materials for the Meeting -

How to View Online – You may access the proxy materials for the Meeting (including Notice of Meeting and Proxy Statement/Circular and Annual Report) on the Internet at:
http://investor.arbutusbio.com
or
www.sedar.com
How to Receive a Paper or Email Copy – If you want to receive a paper or email copy of the proxy materials for the Meeting, you may request one by calling us toll free at 1-888-433-6443, via email at fulfilment@canstockta.com, or by making a request online at www.arbutusbio.com. There is no charge to you for requesting a paper or email copy. Requests should be received by us no later than Monday, May 8, 2017 to ensure you receive the proxy materials in advance of the voting deadline and Meeting date.

- Matters to be Voted Upon at the Meeting -

The resolutions to be voted on at the Meeting are listed below along with the section within the Proxy Statement/ Circular for the Meeting where disclosure regarding the matter can be found:
1.	to elect eight directors of Arbutus to serve for the ensuing year – see “Proposal No. 1 – Election of Directors”;
2.	to ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ended December 31, 2017 – see “Proposal No. 2 – Ratification of Auditor”;

- How to Vote -

To vote your Arbutus shares, you must vote in accordance with the instructions on the enclosed Form of Proxy or Voting Instruction Form by the deadline noted on the Form of Proxy or Voting Instruction Form. Arbutus must receive your vote before 2:00 pm (Pacific Time) no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or, if the Meeting is adjourned, forty eight (48) hours (excluding Saturdays, Sundays and holidays) before the Meeting. You are also cordially invited to attend the Meeting. Directions to attend the Meeting where you may vote in person can be found on our website at www.arbutusbio.com.

You are reminded to review the proxy materials for the Meeting before voting.

If you have questions regarding the availability of proxy materials for the Meeting or notice-and-access, call us toll free at 1-800-387-0825

To be represented at the Meeting, this Proxy must be received at the office of CST Trust Company Inc.: PO Box 721, Agincourt, ON M1S 0A1 (mail) or 1600-1066 West Hastings St., Vancouver, BC V6E 3X1; facsimile: 1-866-781-3111 (toll free in North America) or 1-416-368-2502; scan and email to proxy@canstockta.com; by telephone using a touch-tone phone, 1-888-489-5760 (English) (toll free in North America) or 1-888-489-7352 (Bilingual) (toll free in North America) using your 13-digit control number; by casting your vote online at cstvotemyproxy.com using your 13-digit control number, in each case, no later than forty eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time of the Meeting, or adjournment thereof. The Chairman of the Meeting may waive the proxy cut-off without notice. The mailing address of CST Trust Company Inc. is Proxy Department, CST Trust Company Inc.: PO Box 721, Agincourt, ON M1S 0A1, or the address for delivery by hand is 1600-1066 West Hastings St., Vancouver, BC V6E 3X1.

NOTICE OF INTERNET AVAILABILITY: The proxy materials for the Meeting are available on the Internet at http://investor.arbutusbio.com/index.cfm. You will not receive a paper or email copy of the proxy materials for the Meeting unless you specifically make a request in accordance with the instructions in the “Notification of Availability of Meeting Materials”.